Exhibit 99.1

XPO Logistics Appoints John Hardig as Chief Financial Officer

BUCHANAN, Mich. — February 7, 2012 — XPO Logistics, Inc. (NYSE Amex: XPO) today announced that John Hardig has been appointed chief financial officer, effective February 13, 2012.

Mr. Hardig most recently was with Stifel Nicolaus Weisel, where he served as a managing director in the Transportation & Logistics investment banking group since 2003. Previously, he was an investment banker for seven years in the Transportation and Telecom groups at Alex. Brown & Sons (now Deutsche Bank). He has represented market leaders in truck and rail brokerage, international freight forwarding, value-added warehousing and distribution, and trucking.

Mr. Hardig has advised transportation and logistics companies on more than 60 mergers and acquisitions and capital market transactions, including lead-managed IPOs for C.H. Robinson Worldwide, Inc., Hub Group, Inc. and Roadrunner Transportation Services, Inc. His equity underwriting experience also includes follow-on equity offerings for Forward Air, Inc., Heartland Express, Inc. and Knight Transportation, Inc.

Earlier, Mr. Hardig worked for Ford Motor Company as a design engineer, after serving in the United States Navy as a nuclear power engineering officer. He holds a master of business administration degree from the University of Michigan Business School and a bachelor’s degree from the U.S. Naval Academy.

About XPO Logistics, Inc.

Founded in 1989, XPO Logistics, Inc. is a non-asset-based, third-party logistics services provider that uses a network of relationships with ground, sea and air carriers to find the best transportation solutions for its customers. The company offers its services through three distinct business units: Express-1, Inc. (expedited transportation solutions); Concert Group Logistics, Inc. (domestic and international freight forwarding); and Bounce Logistics, Inc. and other premium truckload brokerage operations. XPO Logistics serves more than 4,000 retail, commercial, manufacturing and industrial customers through seven U.S. operations centers and 23 agent locations. www.xpologistics.com

Forward-Looking Statements

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in the company’s SEC filings. The company undertakes no duty to update its forward-looking statements, including its earnings outlook.

Investor Contact:

XPO Logistics, Inc.

Scott Malat, +1-203-413-4002

scott.malat@xpologistics.com

Media Contact:

Brunswick Group

Steve Lipin / Gemma Hart, +1-212-333-3810